UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 23, 2012

DUCOMMUN INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-08174	95-0693330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23301 Wilmington Avenue, Carson, California	90745-6209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 513-7200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 23, 2012, the Compensation Committee awarded performance stock units to the executive officers of the Company in the following target amounts:

Name	Position	Target No. of Performance Stock Units
Joseph P. Bellino	Vice President, Chief Financial Officer and Treasurer	8,000
James S. Heiser	Vice President, General Counsel and Secretary	8,000
Michael G. Pollack	Vice President, Sales and Marketing	4,500
Anthony J. Reardon	President and Chief Executive Officer	35,000
Rose F. Rogers	Vice President, Human Resources	4,500
Samuel D. Williams	Vice President, Controller and Assistant Treasurer	4,500

The performance stock units generally vest at the end of the three-year performance period from January 1, 2012 to December 31, 2014 (the “Performance Period”) in amounts from 0% to 200% of the target units depending on the Company’s performance relative to two performance metrics for each year of the Performance Period. The performance metrics, which are equally weighted, are: (i) the diluted earnings per share of the Company for each year of the Performance Period (subject to certain adjustments), and (ii) the leverage ratio (as defined in the performance stock unit agreements) of the Company at the end of each year of the Performance Period. Upon vesting, one share of common stock of the Company will be issued for each vested performance stock unit. In the event that a change in control (as defined in the performance stock unit agreements) of the Company occurs, the target performance stock units will be deemed to have become fully vested immediately prior to the consummation of the change in control, provided, however, that the Compensation Committee of the Board of Directors may, in its discretion, increase (but not decrease) the number of performance stock units that are deemed to vest in the event of a change in control up to a maximum of 200% of the target performance stock units.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Form of Performance Stock Unit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUCOMMUN INCORPORATED
(Registrant)

Date: March 29, 2012	By:	/s/ James S. Heiser
James S. Heiser
Vice President and General Counsel

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